UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices) (Zip Code)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Capital Market, LLC
8.50% Senior Notes due 2026	IMBIL	The Nasdaq Capital Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant's Certifying Accountant

(a)	Dismissal of Independent Registered Public Accountant

As of August 8, 2022, the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of iMedia Brands, Inc. (the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accounting firm, effective immediately.

The reports of Deloitte on the Company’s consolidated financial statements for the fiscal years ended January 29, 2022 and January 30, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended January 29, 2022 and January 30, 2021 and the subsequent interim period through August 8, 2022, the date of Deloitte’s dismissal, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except that, as reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2022 (the “Q1 2022 10-Q”) and as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022 (the “FY 2021 10-K”), the Company reported material weaknesses in its internal controls over financial reporting during such periods. As disclosed in the Q1 2022 10-Q and the FY 2021 10-K, the Company concluded that material weaknesses existed because the Company had deficiencies in the control environment, risk assessment, control activities, information and communication, and monitoring components of the Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) that constituted material weaknesses, either individually or in the aggregate, as described in Part II, Item 9A of the FY 2021 10-K. The Committee discussed the subject matter of the reportable event described above with Deloitte. The Audit Committee authorized Deloitte to respond fully to inquiries of the successor accountant (described below) concerning the reportable event.

The Company has provided Deloitte with a copy of this Form 8-K and requested that Deloitte provide the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above disclosures. A copy of Deloitte's letter, dated August 8, 2022, is attached as Exhibit 16.1 to this Form 8-K.

(b)	Newly Appointed Independent Registered Public Accountant

On August 8, 2022, the Audit Committee approved the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to perform independent audit services, effective immediately. The selection of BDO as the Company's independent registered accounting firm was recommended by the Company's Audit Committee and approved by the Board.

During the Company’s fiscal years ended January 29, 2022 and January 30, 2021 and in the subsequent interim period through August 8, 2022, neither the Company nor anyone on its behalf consulted with BDO regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

16.1	Letter from Deloitte & Touche LLP, dated August 8, 2022.	Filed electronically herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2022	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman
Chief Executive Officer